                                                               EXECUTION VERSION

                                                                    EXHIBIT 10.4

                            MICROCELL SOLUTIONS INC.

                                  as Borrower;

                        MICROCELL TELECOMMUNICATIONS INC.

                                   as Parent;

                       JPMORGAN CHASE BANK, TORONTO BRANCH

                  as Collateral Agent and Administrative Agent;

                        EACH OF THE PERSONS LISTED ON THE
          EXECUTION PAGES HERETO UNDER THE "TRANCHE A LENDERS" HEADING

                              as Tranche A Lenders;

                        EACH OF THE PERSONS LISTED ON THE
    EXECUTION PAGES HERETO UNDER THE "TRANCHE B-TERM LOAN A LENDERS" HEADING

                        as Tranche B-Term Loan A Lenders;

                        EACH OF THE PERSONS LISTED ON THE
    EXECUTION PAGES HERETO UNDER THE "TRANCHE B-TERM LOAN B LENDERS" HEADING

                        as Tranche B-Term Loan B Lenders

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                    as Trustee for the holders of First Units

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                   as Trustee for the holders of Second Units

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                              AMENDED AND RESTATED
                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

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                           Dated as of March 17, 2004

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                              AMENDED AND RESTATED
                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

            THIS AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of March 17, 2004, is made among MICROCELL SOLUTIONS INC., as borrower (the "Borrower"), MICROCELL TELECOMMUNICATIONS INC., as guarantor (the "Parent"), EACH OF THE PERSONS LISTED ON THE EXECUTION PAGES HERETO under the "Tranche A Lenders" heading (such Persons, together with any other Person which becomes a lender under the Tranche A Exit Facility Agreement, being the "Tranche A Lenders"), EACH OF THE PERSONS LISTED ON THE EXECUTION PAGES HERETO under the "Tranche B-Term Loan A Lenders" heading (such Persons, together with any other Person which becomes a lender under the Tranche B-Term Loan A Credit Agreement, being the "Tranche B-Term Loan A Lenders"), EACH OF THE PERSONS LISTED ON THE EXECUTION PAGES HERETO under the "Tranche B-Term Loan B Lenders" heading (such Persons, together with any other Person which becomes a lender under the Tranche B-Term Loan B Credit Agreement, being the "Tranche B-Term Loan B Lenders"; the Tranche A Lenders, the Tranche B-Term Loan A Lenders and the Tranche B-Term Loan B Lenders being referred to collectively as the "Creditors"), JPMORGAN CHASE BANK, TORONTO BRANCH, as administrative agent (in those capacities, the "Administrative Agent") under the Tranche A Exit Facility Agreement, the Tranche B-Term Loan A Credit Agreement and the Tranche B-Term Loan B Credit Agreement (each as defined below), JPMORGAN CHASE BANK, TORONTO BRANCH, as collateral agent for each of the Tranche A Lenders, the Tranche B-Term Loan A Lenders and the Tranche B-Term Loan B Lenders (in such capacity, the "Collateral Agent") and as fonde de pouvoir pursuant to the terms of the Tranche A Exit Facility Agreement, the Tranche B-Term Loan A Credit Agreement and the Tranche B-Term Loan B Credit Agreement (in such capacity, the "Fonde de Pouvoir"), COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee for the holders of the First Units, and COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee for the holders of the Second Units.

INTRODUCTORY STATEMENTS:

A. The Borrower, the Parent, certain lenders (the "2003 Tranche A Lenders"), and JPMorgan Chase Bank, Toronto Branch, as administrative agent, collateral agent and fonde de pouvoir, entered into a credit agreement (the "2003 Tranche A Credit Agreement"), dated as of May 1, 2003, pursuant to which the 2003 Tranche A Lenders established secured revolving credit facilities in favour of the Borrower in the principal amount of Cdn.$25,000,000;

B. The Borrower, the Parent, certain lenders (the "2003 Tranche B Lenders"), and JPMorgan Chase Bank, Toronto Branch, as administrative agent, collateral agent and fonde de pouvoir, entered into a credit agreement (the "2003 Tranche B Credit Agreement"), dated as of May 1, 2003, pursuant to which the 2003 Tranche B Lenders made Cdn.$300,000,000 principal amount of secured non-revolving loans to the Borrower on the terms and conditions set forth therein;

C. The Borrower, the Parent, certain lenders (the "2003 Tranche C Lenders"), and JPMorgan Chase Bank, Toronto Branch, as administrative agent, collateral agent and fonde de pouvoir, entered into a credit agreement (the "2003 Tranche C Credit Agreement"), dated as of

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                                      - 2 -

May 1, 2003, pursuant to which the 2003 Tranche C Lenders made Cdn.$50,000,000 principal amount of secured non-revolving loans to the Borrower on the terms and conditions set forth therein;

D. The Borrower, the Parent and their subsidiaries (other than Unrestricted Subsidiaries) have provided security over their assets to secure the obligations of the Borrower under the 2003 Tranche A Credit Agreement, the 2003 Tranche B Credit Agreement, and the 2003 Tranche C Credit Agreement;

E. The Borrower, the Parent, the 2003 Tranche A Lenders, the 2003 Tranche B Lenders, the 2003 Tranche C Lenders, JPMorgan Chase Bank, Toronto Branch, as Administrative Agent, Collateral Agent and "fonde de pouvoir" under the 2003 Tranche A Credit Agreement, the 2003 Tranche B Credit Agreement and the 2003 Tranche C Credit Agreement, and Computershare Trust Company of Canada, as trustee for the holders of the First Units, and Computershare Trust Company of Canada, as trustee for the holders of the Second Units entered into an Intercreditor and Collateral Agency Agreement (the "2003 Intercreditor Agreement"), dated as of May 1, 2003, pursuant to which certain payment and security priorities among the parties thereto were established;

F. The Borrower, the Parent, certain lenders (the "Tranche A Lenders"), and JPMorgan Chase Bank, Toronto Branch, as administrative agent, collateral agent and fonde de pouvoir, and Credit Suisse First Boston, as Syndication Agent and Joint Lead Arranger, have entered into an amended and restated credit agreement entitled the "Amended and Restated Tranche A Exit Facility Agreement" (as amended, restated, supplemented or otherwise modified from time to time, the "Tranche A Exit Facility Agreement"), dated as of the date hereof, pursuant to which the parties thereto have amended and restated the 2003 Tranche A Credit Agreement, and the Tranche A Lenders have established secured revolving credit facilities in favour of the Borrower in the principal amount of Cdn.$50,000,000;

G. The Borrower, the Parent, certain lenders and JPMorgan Chase Bank, Toronto Branch, as administrative agent, collateral agent and fonde de pouvoir, have entered into an amendment and restatement agreement to the 2003 Tranche B Credit Agreement (the "Amendment and Restatement Agreement"), dated as of the date hereof, which amends, supplements and restates the 2003 Tranche B Credit Agreement by dividing the "Tranche B Debt" (as defined in the Parent Articles of Incorporation) thereunder into (a) a loan (the "Tranche B-Term Loan A Loan"), which is governed by the terms set out in a separate agreement entitled "Tranche B-Term Loan A Credit Agreement" dated as of the date hereof (as amended, restated supplemented or otherwise modified from time to time, the "Tranche B-Term Loan A Credit Agreement", and the lenders thereunder being the "Tranche B-Term Loan A Lenders"), and (b) a loan (the "Tranche B-Term Loan B Loan"), which is governed by the terms set out in a separate agreement entitled "Tranche B-Term Loan B Credit Agreement" dated as of the date hereof (as amended, restated supplemented or otherwise modified from time to time, the "Tranche B-Term Loan B Credit Agreement", and the lenders thereunder being the "Tranche B-Term Loan B Lenders");

H. The Borrower, the Parent and their subsidiaries (other than Unrestricted Subsidiaries) have provided, or have agreed to provide, security over their assets to secure the obligations of the Borrower to the Creditors, the Administrative Agent and the Collateral Agent

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                                      - 3 -

under the Tranche A Exit Facility Agreement, the Tranche B-Term Loan A Credit Agreement, and the Tranche B-Term Loan B Credit Agreement (collectively, the "Restated Debt Instruments");

I. The loans made under the 2003 Tranche C Credit Agreement have been repaid in full as of the date hereof and there are no further amounts owed to the 2003 Tranche C Lenders;

J. The purpose of this Agreement is to amend and restate the 2003 Intercreditor Agreement;

            NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties hereto agree with each other that the 2003 Intercreditor Agreement is hereby amended and restated in its entirety, to read as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following defined terms will have the following meanings:

            "Additional Loans" means the "Additional Loans" as defined in the Tranche A Exit Facility Agreement and the Tranche B Credit Agreements.

            "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, such Person.

            "Agents" means the Administrative Agent and the Collateral Agent.

            "Amortization Dates" mean each March 31, June 30, September 30 and December 31 of any calendar year, commencing June 30, 2004.

            "Asset Disposition" means, with respect to any Credit Party, the sale, lease, license, transfer, assignment or other disposition of, or the expropriation, condemnation, destruction or other loss of, all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one transaction or a series of transactions (including a sale/leaseback transaction), other than (a) inventory sold in the ordinary course of business upon customary credit terms, (b) inventory destroyed in the ordinary course of business or sales of scrap or obsolete material or equipment which are not material in the aggregate, (c) sales or other dispositions of assets which are not in the ordinary course of business or leases of real property or personal property (under which a Credit Party is lessor), in any such case, which have a Fair Market Value less than Cdn.$2,000,000 for any transaction and less than Cdn.$2,000,000 for all such transactions in any Fiscal Year and which are no longer used or useful in the business, (d) licenses granted to third parties in the ordinary course of business, (e) property sold to any other Credit Party, and (f) any other disposition consented to by the "Required Lenders" under the Tranche B-Term Loan A Credit Agreement. In the case of an expropriation, condemnation, destruction or other loss of any property, any insurance

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                                      - 4 -

proceeds or other indemnity received as a result of such event may be used by the Credit Party within the 90-day period following the receipt of such insurance proceeds or other indemnity to replace the property so disposed of and such sale or disposition will not constitute an Asset Disposition. Similarly, if the proceeds of such disposition are used to replace the property so disposed of or to purchase another asset used in the Credit Party's business within a 90-day period following such disposition, such disposition will not constitute an Asset Disposition.

            "Business Day" means any day, other than a Saturday or Sunday, on which banks are generally open for business in Toronto, Ontario, Montreal, Quebec, and New York City, U.S.A.

            "Canadian Dollars" and "Cdn.$" refer to lawful money of Canada.

            "Capital Expenditures" means, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized) during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount not exceeding any insurance proceeds received in connection with such destruction or damage.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Collateral" means the property which is charged by or hypothecated under the Security Documents, and includes all property, rights and assets, present and future of the Borrower, the Parent and those subsidiaries of the Borrower or the Parent which have provided or may hereafter provide security to the Collateral Agent (or to any trustee or "fonde de pouvoir" for or on behalf of the Collateral Agent and/or the Creditors) to secure the Obligations (or any of them) to the Creditors.

            "Control" means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Party" means the Parent, the Borrower, each of the Subsidiaries, and any other Person which is a party to a Financing Document (other than the Administrative Agent, the Collateral Agent, the Issuing Bank (as such term is defined in the Tranche A Exit Facility Agreement), the Creditors, any other agent, or trustee or "fonde de pouvoir" of or for the Creditors under any of the Restated Debt Instruments, and their respective successors and assigns) but, for greater certainty, does not include any Unrestricted Subsidiary.

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            "Default" means an "Event of Default" under any of the Restated Debt
Instruments.

            "ECF EBITDA" means operating income (loss) plus, to the extent deducted in calculating operating income (loss), non-cash restructuring charges, impairment of intangible assets, depreciation and amortization, all as calculated in accordance with GAAP.

            "Equity Securities" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of, such Person's capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing.

            "Excess Cash Flow" means, for the Credit Parties for any Fiscal Year, consolidated ECF EBITDA of the Credit Parties for such period minus the sum (without duplication) of (i) scheduled principal payments made by the Credit Parties during such Fiscal Year under the Tranche B-Term Loan A Credit Agreement (including under any Additional Loans), and scheduled principal payments made by the Credit Parties during such Fiscal Year under the Tranche B-Term Loan B Credit Agreement (including under any Additional Loans), (ii) principal payments made by the Credit Parties during such Fiscal Year under the Tranche A Exit Facility Agreement (including under any Additional Loans), to the extent that such payments result in a corresponding decrease in the commitment amounts under the Tranche A Exit Facility Agreement, (iii) the principal portion of scheduled payments made by the Credit Parties during such Fiscal Year on Capital Lease Obligations, (iv) cash interest paid by the Credit Parties in respect of such Fiscal Year, (v) cash taxes applicable to such Fiscal Year paid or payable by the Credit Parties prior to the date of determination, and (vi) Capital Expenditures made by the Credit Parties during such Fiscal Year (that were not financed by the incurrence of debt) to the extent permitted by the Restated Debt Instruments.

            "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable security at any date, the closing sale price of such marketable security on the Business Day next preceding such date, or, if there is no such closing sale price of such marketable security, the final price for the purchase of such marketable security at face value quoted on such business day by a financial institution of recognized standing selected by the Collateral Agent which regularly deals in securities of such type.

            "Financing Documents" means the Restated Debt Instruments, the Amendment and Restatement Agreement, the Lien Priority Agreement and the Security Documents.

            "First Notes" means the First Notes forming part of the First Units.

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                                      - 6 -

            "First Preferred Shareholder/Unitholder" means a holder of First Preferred Shares or First Units and "First Preferred Shareholders/Unitholders" means all such holders.

            "First Preferred Shareholder/Unitholder Obligations" means all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by the Parent to the First Preferred Shareholders/Unitholders.

            "First Preferred Shares" means the First Preferred Shares in the capital of the Parent.

            "First Units" means the First Units which may be issued upon a redemption of the First Preferred Shares.

            "First Units Trustee" means Computershare Trust Company of Canada as trustee for the holders of the First Units issued pursuant to that First Unit Indenture dated May 1, 2003 between Computershare Trust Company of Canada and the Parent, and any successor thereof.

            "Fiscal Year" means any fiscal year of any Credit Party.

            "GAAP" means generally accepted accounting principles in Canada as in effect from time to time.

            "Leverage Ratio" has the meaning set out in the Tranche B-Term Loan A Credit Agreement.

            "Lien" means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect of title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

            "Lien Priority Agreement" has the meaning set out in the Tranche B-Term Loan A Credit Agreement.

            "Mandatory Prepayments" means payments to be made to Tranche B Lenders pursuant to Section 2.2 with proceeds from Excess Cash Flow, Asset Dispositions or the sale or issuance of Equity Securities.

            "Net Proceeds" means, (a) with respect to any Asset Disposition, the gross amount received by the Credit Parties from such Asset Disposition, including proceeds of any insurance policies received by the Credit Parties in connection with such Asset Disposition and amounts received by the Credit Parties pursuant to any expropriation proceeding or condemnation proceeding in connection with such Asset Disposition, minus the sum of (i) the amount, if any, of all Taxes paid or payable by the Credit Parties directly resulting from such Asset Disposition (including the amount, if any, estimated by the relevant Credit Party in good

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                                      - 7 -

faith at the time of such Asset Disposition for Taxes payable by the Credit Parties on or measured by net income or gain resulting from such Asset Disposition, taking into account any Tax losses or credits available or to be available to the Credit Parties at the time such Taxes are payable that are not used to offset other income or gains), and (ii) the reasonable out-of-pocket costs and expenses incurred by the Credit Parties in connection with such Asset Disposition (including reasonable brokerage commissions and customary fees and expenses of counsel, investment bankers and other advisors paid to a Person other than an Affiliate of the Credit Parties, but excluding any fees or expenses paid to an Affiliate of the Credit Parties), and (b) with respect to any issuance of Equity Securities, the gross amount received by the Credit Parties from such issuance of Equity Securities, minus the reasonable out-of-pocket costs and expenses incurred by the Credit Parties in connection with such issuance of Equity Securities (including reasonable legal, underwriting and brokerage fees and expenses paid to a Person other than an Affiliate of the Credit Parties, but excluding any fees or expenses paid to an Affiliate of the Credit Parties). For greater certainty, the Net Proceeds in respect of the issuance of Equity Securities by a Credit Party to another Credit Party shall be nil.

            "Obligations" means, collectively, the Tranche A Obligations, the Tranche B-Term Loan A Obligations, the Tranche B-Term Loan B Obligations, the First Preferred Shareholder/Unitholder Obligations and the Second Preferred Shareholder/Unitholder Obligations.

            "Parent Articles of Incorporation" means the restated articles of incorporation of the Parent as attached to the restated certificate of incorporation of the Parent dated May 20, 2003 and issued pursuant to the CBCA.

            "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

            "Pro Rata Share" means (a) in the case of a Tranche A Lender, the proportion which the Tranche A Obligations of such Tranche A Lender bears to the aggregate Tranche A Obligations, (b) in the case of a Tranche B-Term Loan A Lender, the proportion which the Tranche B-Term Loan A Obligations of such Tranche B-Term Loan A Lender bears to the aggregate Tranche B-Term Loan A Obligations, (c) in the case of a Tranche B-Term Loan B Lender, the proportion which the Tranche B-Term Loan B Obligations of such Tranche B-Term Loan B Lender bears to the aggregate Tranche B-Term Loan B Obligations, (d) in the case of a First Preferred Shareholder/Unitholder, the proportion which the First Preferred Shares or First Units of such First Preferred Shareholder/Unitholder bears to the aggregate number of First Preferred Shares or First Units, (e) in the case of a Second Preferred Shareholder/Unitholder, the proportion which the Second Preferred Shares or Second Units of such Second Preferred Shareholder/Unitholder bears to the aggregate number of Second Preferred Shares or Second Units, and
(f) in the case of any Creditor, the proportion which the aggregate Obligations of such Creditor bears to the aggregate Obligations. For the purposes of this definition of "Pro Rata Share" and other related definitions herein, the amount of the Obligations of any Tranche A Swap Counterparty will be, as at the date of determination, (a) in the case of all Swap Agreements with a Tranche A Swap Counterparty which have not been terminated, the total amount which the Borrower would be obligated to pay to the applicable Tranche A Swap Counterparty under such Swap Agreements with the Borrower in the event of the early

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                                      - 8 -

termination by such Tranche A Swap Counterparty as of such date of such Swap Agreements as a result of the occurrence of a default or event of default (however specified or designated thereunder), and (b) in the case of all Swap Agreements with a Tranche A Swap Counterparty which have been terminated, the total amount which the Borrower is obligated to pay to the applicable Tranche A Swap Counterparty under such Swap Agreements with the Borrower.

            "Restated Debt Instruments" is defined in Introductory Statement H.

            "Required Creditors" means (a) at any time when the Tranche A Exit Facility Agreement remains in effect, the "Required Lenders" under the Tranche A Exit Facility Agreement, (b) at any time when the Tranche A Exit Facility Agreement no longer remains in effect but amounts remain outstanding under the Tranche B-Term Loan A Credit Agreement, the "Majority Term Loan A Lenders" under the Tranche B-Term Loan A Credit Agreement, and (c) at any time when the Tranche A Exit Facility Agreement no longer remains in effect and no amounts remain outstanding under the Tranche B-Term Loan A Credit Agreement, the "Required Lenders" under the Tranche B-Term Loan B Credit Agreement.

            "Second Notes" means the Second Notes forming part of the Second Units.

            "Second Preferred Shareholder/Unitholder" means a holder of Second Preferred Shares or Second Units and "Second Preferred Shareholders/Unitholders" means all such holders.

            "Second Preferred Shareholder/Unitholder Obligations" means all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by the Parent to the Second Preferred Shareholders/Unitholders.

            "Second Preferred Shares" means the Second Preferred Shares in the capital of the Parent.

            "Second Units" means the Second Units which may be issued upon a redemption of the Second Preferred Shares.

            "Second Units Trustee" means Computershare Trust Company of Canada, as trustee for the holders of the Second Units issued pursuant to that Second Unit Indenture dated May 1, 2003 between Computershare Trust Company of Canada and the Parent, and any successor thereof.

            "Security Documents" means the Tranche A Security Documents, the Tranche B-Term Loan A Security Documents and the Tranche B-Term Loan B Security Documents.

            "Standstill Event" means (a) at any time when the Tranche A Exit Facility Agreement remains in effect, the provision by the Administrative Agent under the Tranche A Exit Facility Agreement to the Borrower, the Administrative Agent under the Tranche B-Term Loan A Credit Agreement, and the Administrative Agent under the Tranche B-Term Loan B Credit Agreement, of a notice that a Default has occurred and is continuing under the Tranche A Exit Facility Agreement, or (b) at any time when amounts remain outstanding under the Tranche B-Term Loan A Credit Agreement, the provision by the Administrative Agent under the Tranche B-Term Loan A Credit Agreement to the Borrower and the Administrative Agent under the

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                                      - 9 -

Tranche B-Term Loan B Credit Agreement, of a notice that a Default has occurred and is continuing under the Tranche B-Term Loan A Credit Agreement.

            "Subsidiary" has the meaning given in the Tranche B-Term Loan A Credit Agreement.

            "Swap Agreement" has the meaning given in the Tranche A Exit Facility Agreement.

            "Taxes" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties with respect thereto, imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

            "Tranche A Administrative Agent" means the "Administrative Agent", as defined in the Tranche A Exit Facility Agreement.

            "Tranche A Obligations" means all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by the Borrower (including any interest or fees accruing after the commencement of any bankruptcy or insolvency, whether or not allowed as a claim in such proceeding) to (a) the Tranche A Lenders or remaining unpaid by the Borrower pursuant to the Tranche A Exit Facility Agreement, including pursuant to any Additional Loans, and (b) any Tranche A Swap Counterparty pursuant to any Swap Agreement with such Tranche A Swap Counterparty.

            "Tranche A Security Documents" means (a) the documents and instruments pursuant to which any of the Credit Parties which have provided security to the Collateral Agent (or to any fonde de pouvoir (person holding the power of attorney) for or on behalf of the Collateral Agent and/or the Tranche A Lenders and any Tranche A Swap Counterparty) has granted security, or may in the future grant security, over all or any portion of its assets to secure the Tranche A Obligations, and (b) any other document or instrument executed by any other Person which is intended to provide further security to the Tranche A Lenders and any Tranche A Swap Counterparty (or the Collateral Agent or any fonde de pouvoir (person holding the power of attorney) on their behalf) for the Tranche A Obligations.

            "Tranche A Swap Counterparty" means any Tranche A Lender or any Affiliate of a Tranche A Lender, in either case to the extent that such Person has entered into a Swap Agreement with the Borrower in accordance with the Tranche A Exit Facility Agreement.

            "Tranche B Debt" means collectively, the Tranche B-Term Loan A Obligations and the Tranche B-Term Loan B Obligations.

            "Tranche B Credit Agreements" means collectively, the Tranche B-Term Loan A Credit Agreement and the Tranche B-Term Loan B Credit Agreement.

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                                     - 10 -

            "Tranche B Lenders" means collectively, the Tranche B-Term Loan A Lenders and the Tranche B-Term Loan B Lenders.

            "Tranche B Loans" means collectively, the loans advanced under the Tranche B-Term Loan A Credit Agreement and the Tranche B-Term Loan B Credit Agreement.

            "Tranche B-Term Loan A Administrative Agent" means the "Administrative Agent" as defined in the Tranche B-Term Loan A Credit Agreement.

            "Tranche B-Term Loan A Obligations" means all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by the Borrower (including any interest or fees accruing after the commencement of any bankruptcy or insolvency proceedings, whether or not allowed as a claim in such proceeding) to the Tranche B-Term Loan A Lenders or remaining unpaid by the Borrower to the Tranche B-Term Loan A Lenders pursuant to the Tranche B-Term Loan A Credit Agreement, including pursuant to the Additional Loans.

            "Tranche B-Term Loan A Security Documents" means (a) the documents and instruments pursuant to which any of the Credit Parties which have provided security to the Collateral Agent (or to any fonde de pouvoir (person holding the power of attorney) for or on behalf of the Collateral Agent and/or the Tranche B-Term Loan A Lenders) has granted security, or may in the future grant security, over all or any portion of its assets to secure the Tranche B-Term Loan A Obligations, and (b) any other document or instrument executed by any other Person which is intended to provide further security to the Tranche B-Term Loan A Lenders (or the Collateral Agent or any fonde de pouvoir (person holding the power of attorney) on their behalf) for the Tranche B-Term Loan A Obligations.

            "Tranche B-Term Loan B Administrative Agent" means the "Administrative Agent", as defined in the Tranche B-Term Loan B Credit Agreement.

            "Tranche B-Term Loan B Obligations" means all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time owing by the Borrower (including any interest or fees accruing after the commencement of any bankruptcy or insolvency proceedings, whether or not allowed as a claim in such proceeding) to the Tranche B-Term Loan B Lenders or remaining unpaid by the Borrower to the Tranche B-Term Loan B Lenders pursuant to the Tranche B-Term Loan B Credit Agreement, including pursuant to the Additional Loans.

            "Tranche B-Term Loan B Security Documents" means (a) the documents and instruments pursuant to which any of the Credit Parties which have provided security to the Collateral Agent (or to any fonde de pouvoir (person holding the power of attorney) for or on behalf of the Collateral Agent and/or the Tranche B-Term Loan B Lenders) has granted security, or may in the future grant security, over all or any portion of its assets to secure the Tranche B-Term Loan B Obligations, and (b) any other document or instrument executed by any other Person which is intended to provide further security to the Tranche B-Term Loan B Lenders (or the Collateral Agent or any fonde de pouvoir (person holding the power of attorney) on their behalf) for the Tranche B-Term Loan B Obligations.

            "Unrestricted Subsidiary" means Inukshuk Internet Inc. and Telcom Investments Inc. (but in the case of Telcom Investments Inc., only for so long as its sole activity is serving as general partner of GSM Capital Partners), and their respective successors and permitted assigns.

            "U.S. Dollars" and "U.S.$" refer to lawful money of the United States of America.

            "Warrants" means the 2005 and 2008 warrants issued pursuant to those certain warrant indentures between the Parent and Computershare Trust Company of Canada, as trustee, each dated May 1, 2003, entitling the holders thereof to subscribe for Equity Securities of the Parent.

1.2 OTHER USAGES. References to "this Agreement", "the Agreement", "hereof", "herein", "hereto" and like references refer to this Agreement and not to any particular Article, Section or other subdivision of this Agreement. Any references to "this Agreement", "the Agreement", "hereof", "herein", "hereto" and like references refer to this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. In this Agreement, the word "includes" or "including" means "includes without limitation" or "including without limitation".

1.3 PLURAL AND SINGULAR. Where the context so requires, words importing the singular number will include the plural and vice versa.

1.4 HEADINGS. The division of this Agreement into Articles, Sections and the insertion of headings in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

1.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.6   TIME OF THE ESSENCE. Time is of the essence of this Agreement.

1.7 PARAMOUNTCY. The priorities of the Liens granted under the Security Documents and certain other matters ancillary thereto are governed by the terms of the Lien Priority Agreement. If there is a conflict between the Lien Priority Agreement and this Agreement with respect to priorities of Liens, the Lien Priority Agreement shall govern.

1.8 NO RIGHTS CONFERRED ON BORROWER. Nothing in this Agreement will be construed as conferring any rights upon the Borrower or any third party. The terms and conditions hereof are and will be for the sole and exclusive benefit of the Creditors.

1.9 CURRENCY. In determining the Pro Rata Shares of the Creditors under this Agreement, all Obligations shall be expressed in Canadian Dollars. If any Obligation is denominated in U.S. Dollars, then for the purposes of determining Pro Rata Shares, such Obligation shall be converted to Canadian Dollars at an exchange rate equal to the Bank of Canada noon spot rate on the date of determination. Notwithstanding anything else contained herein, any Obligation denominated in U.S. Dollars shall be payable only in U.S. Dollars.

                                    ARTICLE 2
               SUBORDINATIONS; PRO RATA SHARING; ACKNOWLEDGEMENTS

2.1 SUBORDINATIONS. The First Units Trustee hereby agrees, for and on behalf of the holders of any First Units, that all payments in respect of the First Units, if and when issued, are hereby subordinated to the prior indefeasible payment in cash of all of the Tranche A Obligations and the Tranche B Debt, and the Tranche A Obligations and the Tranche B Debt will have priority over the First Units in all respects and at all times. The Second Units Trustee hereby agrees, for and on behalf of the holders of any Second Units, that all payments in respect of the Second Units, if and when issued, are hereby subordinated to the prior indefeasible payment in cash of all of the Tranche A Obligations, the Tranche B Debt, and the First Units, and the Tranche A Obligations, the Tranche B Debt, and the First Units will have priority over the Second Units in all respects and at all times. The First Units and the Second Units, if and when issued, will be unsecured obligations of the Parent, and will not be guaranteed by any other Credit Party.

2.2   MANDATORY PREPAYMENTS.

      (a) Excess Cash Flow Payments. If, at the end of any Fiscal Year, the Parent has a consolidated cash balance (which shall include all cash, cash equivalents and short-term investments) of at least Cdn.$45,000,000 (prior to the Parent's 25% share of any Excess Cash
            Flow), and if the Credit Parties have generated Excess Cash Flow during such Fiscal Year, then the Borrower shall pay to the Collateral Agent, for the benefit of the Tranche B Lenders, the First Preferred Shareholders/Unitholders and the Second Preferred Shareholders/Unitholders, on or before March 31 of the immediately following Fiscal Year, an amount equal to 75% of the Excess Cash Flow generated in such Fiscal Year. Any such amount shall be applied as contemplated by: (i) Section 2.2(d) and (e), if First Preferred Shares or Second Preferred Shares (or First Units or Second Units, if issued) remain outstanding; or (ii) Section 2.2(e) and (g), if no First Preferred Shares or Second Preferred Shares (or First Units or Second Units, if issued) remain outstanding. The Parent shall manage its consolidated cash balance in the ordinary course and in a manner consistent with its cash management practices in prior periods, and shall not take any action or omit to take any action which is intended to reduce the consolidated cash balance of the Parent for the purpose of this Section 2.2.

      (b) Proceeds of Asset Dispositions. In the event of an Asset Disposition, the Borrower shall pay to the Collateral Agent, for the benefit of the Tranche B Lenders, within five Business Days following the receipt of the proceeds of such Asset Disposition, an amount equal to any Net Proceeds in excess of Cdn.$2,000,000 in the aggregate in any Fiscal Year received from such Asset Disposition and any other Asset Disposition which generated Net Proceeds during such Fiscal Year. Any such amount shall be applied as contemplated by (i) Section 2.2(d) and (e), if First Preferred Shares or Second Preferred Shares (or First Units or Second Units, if issued) remain outstanding; or (ii) Section 2.2(e), if no First Preferred Shares or Second Preferred Shares (or First Units or Second Units, if issued) remain outstanding, provided, however, that in the event of any payment under this Section 2.2(b) which would otherwise be required to be made to the Tranche B Lenders (a "Triggering Event"), the Borrower shall, instead of paying the Collateral Agent, offer to prepay the Tranche B Loans by an amount which would have been otherwise allocated to prepay the Tranche B Loans. Any such offer of prepayment shall be made by the Borrower in writing and shall be delivered to the Administrative Agent for the Tranche B-Term Loan A Lenders or the Tranche B-Term Loan B Lenders, as applicable, whereupon each such Administrative Agent shall forward a copy of such notice to the Tranche B-Term Loan A Lenders or the Tranche B-Term Loan B Lenders, as applicable. Each Tranche B-Term Loan A Lender or Tranche B-Term Loan B Lender, as applicable, shall be permitted to accept or reject any such offer of prepayment, and shall have five Business Days to notify the applicable Administrative Agent of its decision to accept or reject any such offer of prepayment as a result of such Triggering Event. Any Tranche B Lender which fails to notify the applicable Administrative Agent, within such five Business Days, of its decision to accept or reject any such offer of prepayment as a result of such Triggering Event shall be deemed to have accepted such offer of prepayment. The applicable Administrative Agent shall notify the Collateral Agent of the payment entitlements, if any, resulting from the foregoing.

      (c) Proceeds of Issuance of Equity Securities. Subject to Section 2.2(e), the Borrower shall ensure that, within five Business Days after the receipt of the proceeds of any sale or issuance of Equity Securities by a Credit Party including any proceeds from the exercise of any of the Warrants, the relevant Credit Party shall pay to the Collateral Agent, for the account of the Tranche B Lenders, the First Preferred Shareholders/Unitholders and the Second Preferred Shareholders/Unitholders, an amount equal to 75% of any Net Proceeds from the issuance of such Equity Securities; provided that, if no First Preferred Shares or Second Preferred Shares (or First Units or Second Units, if issued) remain outstanding, any proceeds received from the exercise of any of the Warrants in any particular calendar month shall be paid by the fifth Business Day of the next following calendar month. Subject to Section 2.2(f), any such amount shall be applied as contemplated by: (i) Section 2.2(d) and (e), if First Preferred Shares or Second Preferred Shares (or First Units or Second Units, if issued) remain outstanding; or (ii)
            Section 2.2(e), if no First Preferred Shares or Second Preferred Shares (or First Units or Second Units, if issued) remain outstanding. For greater certainty, this Section 2.2(c) shall not apply to any issuance of Equity Securities by a Credit Party to another Credit Party.

      (d) Application of Mandatory Prepayments. If, at the time of any Mandatory Prepayment, First Preferred Shares or Second Preferred Shares are issued and outstanding, then Mandatory Prepayments made pursuant to Section 2.2(a), (b) or (c), shall be applied sequentially, in the following priority (but subject always to Section 2.2(e) and the proviso in Section 2.2(b), and subject to the maintenance of a minimum consolidated cash balance (which shall include all cash, cash equivalents and short-term investments) of at least Cdn.$45,000,000, prior to the Parent's 25% share of any Excess Cash Flow):

            (i) first, subject to Section 2.2(e) and Section 2.2(i), to the permanent rateable prepayment of the principal amounts outstanding under the Tranche B Credit Agreements, up to a maximum aggregate amount equal to 25% of the original principal amounts under the Tranche B Credit Agreements;

            (ii)  second, INTENTIONALLY DELETED;

            (iii) third, to the declaration and payment of dividends on the
                  First Preferred Shares;

            (iv) fourth, until May 1, 2008, on a pro rata basis, to the redemption of up to 75% of the First Preferred Shares issued on May 1, 2003;

            (v) fifth, to the declaration and payment of dividends on the Second Preferred Shares;

            (vi) sixth, until May 1, 2008, to the redemption of up to 75% of the number of Second Preferred Shares issued on May 1, 2003;

            (vii) seventh, after May 1, 2008, to redemption of the remaining
                  First Preferred Shares issued on May 1, 2003; and

            (viii) eighth, after May 1, 2008, to redemption of the remaining
                   Second Preferred Shares issued on May 1, 2003.

            If, at the time of any Mandatory Prepayment, First Units or Second Units are issued and outstanding, then Mandatory Prepayments made pursuant to Section 2.2(a), (b) or (c) shall be applied sequentially, in the following priority (but subject always to Section 2.2(e) and the proviso in Section 2.2(b), and subject to the maintenance of a minimum consolidated cash balance (which shall include all cash, cash equivalents and short-term investments) of at least Cdn.$45,000,000, prior to the Parent's 25% share of any Excess Cash Flow):

            (ix) first, subject to Section 2.2(e) and Section 2.2(i), to the permanent rateable prepayment of the principal amounts outstanding under the Tranche B Credit Agreements, up to a maximum aggregate amount equal to 25% of the original principal amounts under the Tranche B Credit Agreements;

            (x)   second, INTENTIONALLY DELETED;

            (xi) third, on a pro rata basis, to the rateable redemption of the First Units; provided that from the date on which the First Units are issued until the fifth anniversary of the date on which the First Units are issued, the aggregate of all amounts allocated to the First Units under this Section 2.2(d)(xi) and
                  Section 2.2(d)(xiii) shall be limited to a maximum aggregate amount equal to 25% of the original principal amount of the First Notes;

            (xii) fourth, until the fifth anniversary of the date on which the
                  Second Units are issued, to the rateable redemption of the Second Units, up to a maximum aggregate amount equal to 25% of the original principal amount of the Second Notes;

            (xiii) fifth, after May 1, 2008, on a pro rata basis, to redemption of the remaining First Units; provided that, from the date on which the First Units are issued until the fifth anniversary of the date on which the First Units are issued, the aggregate of all amounts allocated to the First Units under this Section 2.2(d)(xiii) and Section 2.2(d)(xi) shall be limited to a maximum aggregate amount equal to 25% of the original principal amount of the First Notes; and

            (xiv) sixth, after the fifth anniversary of the date on which the
                  Second Units are issued, to redemption of the remaining Second Units.

            Any amount payable under this Section 2.2 to the holders of First Preferred Shares, Second Preferred Shares, First Units or Second Units shall be paid by the Collateral Agent to the transfer agent or trustee for the First Preferred Shares, Second Preferred Shares, First Units and Second Units, as applicable, and in consultation with the Parent so as to assist the Parent in coordinating the making of required payments, and the Collateral Agent shall not be responsible for any ultimate distribution to the holders thereof. Any amount remaining after the application of payments above shall be paid to the Parent or as otherwise required by applicable law. An amount equal to any such amount which is paid to the Parent shall be paid by the Borrower to the Tranche B Lenders on the date which is five years and one day after the date hereof.

      (e)   Payment Allocations to Tranche B Debt. For the purpose of this
            Section 2.2 and the Parent Articles of Incorporation, as between the Tranche B-Term Loan A Loans and the Tranche B-Term Loan B Loans, all payments, prepayments and offers of prepayment allocated to the Tranche B Debt or the Tranche B Loans shall be made first to the Tranche B-Term Loan A Lenders, to the fullest extent permissible under the Tranche B-Term Loan A Credit Agreement, and no such payments, prepayments and offers of prepayment shall be made in respect of the Tranche B-Term Loan B Loans (any entitlement on the part of the Tranche B-Term Loan B Lenders hereunder to receive such payments, prepayments and offers of prepayment under this Section
            2.2 and the Parent Articles of Incorporation being hereby waived). After (but only after) all such payments, prepayments and offers of prepayment have been made to the Tranche B-Term Loan A Lenders, any residual amount allocated to the Tranche B Debt or the Tranche B Loans under this Section 2.2 and the Parent Articles of Incorporation will be paid to the Tranche B-Term Loan B Lenders. Any payment made pursuant to this Section 2.2 shall be applied, firstly, pro rata against the amounts payable to the Tranche B-Term Loan A Lenders under the Tranche B-Term Loan A Credit Agreement on the next four Amortization Dates to occur after the date of such payment; secondly, pro rata against the amounts payable to the Tranche B-Term Loan A Lenders under the Tranche B-Term Loan A Credit Agreement on the remaining Amortization Dates; thirdly, pro rata against the amounts payable to the Tranche B-Term Loan B Lenders under the Tranche B-Term Loan B Credit Agreement on the same next four Amortization Dates to occur after the date of such payment; and thereafter, pro rata against the amounts payable to the Tranche B-Term Loan B Lenders under the Tranche B-Term Loan B Credit Agreement on the remaining Amortization Dates to occur after the date of such payment.

      (f) Waiver Regarding Proceeds of Issuance of Equity Securities. Notwithstanding the provisions of Section 2.2(c), if the Parent issues Equity Securities after the date hereof, and if (A) no Event of Default has occurred and is continuing and (B) the sale or issue price per security of the Parent's Equity Securities is greater than the redemption price per preferred share of the First Preferred Shares and Second Preferred Shares, then (X) the Tranche B Lenders waive their right to receive any amount on account thereof of up to the first Cdn.$250,000,000 of Net Proceeds received by the Parent from such issuance of Equity Securities after the date hereof, and
            (Y) if the aggregate amount of Net Proceeds received by the Parent from the issuance of Equity Securities exceeds Cdn.$250,000,000, the right of the Tranche B Lenders to receive a Mandatory Prepayment in respect of that portion of such Net Proceeds which exceeds Cdn.$250,000,000 but is less than Cdn.$350,000,000 shall be limited to the right to receive 50% of the amount which the Tranche B Lenders would have otherwise received under Section 2.2(c) (any additional entitlement on the part of the Tranche B Lenders hereunder to receive payments, prepayments and offers of prepayment under Section 2.2(c) being hereby waived). For greater certainty, any amount that has not been paid to the Tranche B Lenders as a result of this paragraph (f) shall instead: (i) if First Preferred Shares or Second Preferred Shares (or First Units or Second Units if issued) are issued and outstanding, be applied pursuant to Section 2.2(d)(ii) through (viii) or Sections 2.2(d)(x) through (xiv), subject to the limitations provided therein or (ii) if no First Preferred Shares or Second Preferred Shares (or First Units or Second Units if issued) are issued and outstanding, be retained by the Parent.

      (g) Modification of Excess Cash Flow Payments. Commencing on the date when no First Preferred Shares or Second Preferred Shares (or First Units or Second Units) remain outstanding, the entitlements of the First Preferred Shareholders/Unitholders and Second Preferred Shareholders/Unitholders in Sections 2.2(d) (iii) to(viii) and (xi) to (xiv) will no longer apply, and if the Credit Parties generate Excess Cash Flow during a Fiscal Year, the Borrower shall comply with its obligations under Section 2.2(a), but instead of paying 75% of such Excess Cash Flow, the Credit Parties' payments with respect to Excess Cash Flow in respect of a Fiscal Year shall be in the following percentages, by reference to the Leverage Ratio existing as at December 31 of such Fiscal Year:

                 LEVERAGE RATIO                         PERCENTAGE OF EXCESS CASH FLOW
----------------------------------------------          ------------------------------
Equal to or greater than 4:1                                         100%
Less than 4:1 but equal to or greater than 3:1                        75%
Less than 3:1                                                         50%

      (h) Notices. In the case of any payment pursuant to Section 2.2 of this Agreement, the Borrower or the Parent shall provide to the Collateral Agent written notice of such payment at least three Business Days prior to the date such payment is to be made. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified in such notice, together with any amounts payable pursuant to Section 2.10 of the Tranche A Exit Facility Agreement or Section 2.10 of the Tranche B Credit Agreements, as applicable. Upon receipt of any notice given pursuant to this Section 2.2(h), the Collateral Agent shall promptly notify each affected party of the contents thereof and of such party's Pro Rata Share of such payment.

      (i)   Tranche B Tax Threshold. If a Mandatory Prepayment required by this
            Section 2.2 would result in the repayment of an amount exceeding 25% of the aggregate original principal amount of the Tranche B Loans (the "Tranche B Tax Threshold Amount") on or before the fifth anniversary of the Effective Date (as defined in the Tranche B Credit Agreements), taking into account all Amortization Payments (as defined in the Tranche B Credit Agreements), all Mandatory Prepayments made to the Tranche B Lenders pursuant to Sections 2.2(a) and (c) and all other mandatory prepayments including the payment of call premiums pursuant to the Tranche B-Term Loan B Credit Agreement (but, for greater certainty, not taking into account any Mandatory Prepayments made to the Tranche B Lenders pursuant to an Asset Disposition, or any voluntary prepayments), then, notwithstanding any other provisions of this Section 2.2, that Mandatory Prepayment shall not be paid to the Tranche B Lenders, to the extent that such amount would cause the Tranche B Tax Threshold Amount to be exceeded (such portion that would exceed the Tranche B Tax Threshold Amount referred to as the "Excess Amount"), and shall instead (i) if First Preferred Shares or Second Preferred Shares (or First Units or Second Units if issued) remain outstanding, be applied pursuant to Sections 2.2(d)(ii) through (viii) or Sections 2.2(d)(x) through (xiv), as applicable, subject to the limitations provided therein; or (ii) if no First Preferred Shares or Second Preferred Shares (or First Units or Second Units if issued) remain outstanding, be available for use by the Credit Parties in their sole discretion. An amount equal to the Excess Amount shall be paid by the Borrower to the Tranche B Lenders on the date which is five years and one day after the date hereof.

2.3 PERMITTED PAYMENTS. Prior to a Standstill Event, the Parent may make, and the holders of First Units may receive, payments in accordance with Section 2.2 of this Agreement. After a Standstill Event, the Parent may not make, and the holders of First Units may not receive, any payment on account of the First Units unless all Tranche A Obligations and Tranche B Debt are indefeasibly paid in full. Prior to a Standstill Event, the Parent may make, and the holders of Second Units may receive, payments in accordance with Section 2.2 of this Agreement. After a Standstill Event, the Parent may not make, and the holders of Second Units may not receive, any payment on account of the Second Units unless all Tranche A Obligations, Tranche B Debt, and First Units are indefeasibly paid in full.

2.4 CONSENT OF CREDITORS. Each Creditor consents to the granting or assuming by the Credit Parties of the security constituted by the Security Documents and the incurring or assuming by the Credit Parties of the Obligations, and confirms that such action does not and will not constitute a default under or otherwise contravene any terms of the Obligations held by such Creditor.

2.5 PLEDGED SHARES. The Creditors acknowledge that the Equity Securities of all direct and indirect subsidiaries of the Parent are required to be pledged by the relevant shareholder to the Collateral Agent on behalf of the Creditors, and that the Collateral Agent is holding such Equity Securities. The Collateral Agent agrees to hold such Equity Securities on behalf of all of the Creditors in accordance with the terms set forth in the Lien Priority Agreement.

                                    ARTICLE 3
                       THE COLLATERAL AGENT; MISCELLANEOUS

3.1 AUTHORIZATION OF COLLATERAL AGENT. Each of the Tranche A Lenders (for itself and any of its Affiliates which may become a Tranche A Swap Counterparty, and also in the capacity of "Issuing Bank" under the Tranche A Exit Facility Agreement) and the Tranche A Administrative Agent irrevocably appoints and authorizes the Collateral Agent to act as its collateral agent under the Tranche A Security Documents and to hold the security constituted thereby (including the pledge or re-pledge of any and all bonds issued by the Borrower and any other Credit Party under and secured by any deed of hypothec and issue of bonds) for the benefit of the Tranche A Lenders, any Affiliate of a Tranche A Lender which may become a Tranche A Swap Counterparty, and the Tranche A Administrative Agent, and to exercise all powers granted under the Tranche A Security Documents, together with all powers reasonably incidental thereto and the Collateral Agent hereby accepts such appointment. Each of the Tranche B-Term Loan A Lenders and the Tranche B-Term Loan A Administrative Agent irrevocably appoints and authorizes the Collateral Agent to act as its collateral agent under the Tranche B-Term Loan A Security Documents and to hold the security constituted thereby (including the pledge or re-pledge of any and all bonds issued by the Borrower under and secured by any deed of hypothec and issue of bonds) for the benefit of the Tranche B-Term Loan A Lenders and the Tranche B-Term Loan A Administrative Agent, and to exercise all powers granted under the Tranche B-Term Loan A Security Documents, together with all powers reasonably incidental thereto and the Collateral Agent hereby accepts such appointment. Each of the Tranche B-Term Loan B Lenders and the Tranche B-Term Loan B Administrative Agent irrevocably appoints and authorizes the Collateral Agent to act as its collateral agent under the Tranche B-Term Loan B

Security Documents and to hold the security constituted thereby (including the pledge or re-pledge of any and all bonds issued by the Borrower under and secured by any deed of hypothec and issue of bonds) for the benefit of the Tranche B-Term Loan B Lenders and the Tranche B-Term Loan B Administrative Agent, and to exercise all powers granted under the Tranche B-Term Loan B Security Documents, together with all powers reasonably incidental thereto and the Collateral Agent hereby accepts such appointment. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein. The Collateral Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the applicable Security Documents, unless the Collateral Agent shall have been directed to exercise such rights or to take or refrain from taking such action, and the Collateral Agent may from time to time request direction in this regard. The Collateral Agent shall not incur any liability for anything which it may do or refrain from doing in the reasonable exercise of its judgement or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct. The Collateral Agent shall not be required to take any action which it determines to be contrary to the applicable Security Documents or any applicable law. As to matters not expressly provided for by this Agreement, the Collateral Agent is not required to exercise any discretion or to take any action (and is fully protected in so acting or refraining from acting) except upon the directions of the Required Creditors. The Collateral Agent may, at any time, request directions or instructions from the Required Creditors with respect to any actions or approvals which, by the terms of any of this Agreement or the applicable Security Documents, the Collateral Agent is permitted or required to take or to grant, and the Collateral Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval and shall not be under any liability whatsoever as a result thereof until it shall have received such directions or instructions from the Required Creditors. The Collateral Agent may (but need not) require that any directions of the Required Creditors be provided in writing. Except as expressly otherwise provided herein or in the Lien Priority Agreement, the Creditors will act through the Collateral Agent with respect to any action which they may be able to take under or in respect of any of the Security Documents or the Collateral. The Collateral Agent hereby agrees with the Creditors that, with respect to all matters relating to any of the Security Documents, the Collateral Agent is not acting as collateral agent for any Person other than the Creditors and the Collateral Agent hereby agrees with the Creditors that, subject to the right of the Collateral Agent to resign in accordance with Section 3.10 of this Agreement, the Collateral Agent shall continue to act as collateral agent under the Security Documents and to hold the security constituted thereby for the sole and exclusive benefit of the Creditors in accordance with the terms and conditions of this Agreement and not in any other capacity without the prior written consent of all the Creditors.

3.2 RELIANCE ON WRITINGS AND LEGAL ADVICE. The Collateral Agent shall be entitled to rely upon any writing, notice, certificate, telecopy or facsimile message, telex, cable, statement, order or other document or telephone conversation believed by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and with respect to legal matters, to act upon advice of legal advisers selected by the Collateral Agent concerning all matters pertaining to this Agreement and its duties hereunder.

3.3 COSTS AND EXPENSES. Each Creditor agrees that it will, on demand, reimburse the Collateral Agent for its Pro Rata Share of any and all reasonable costs, expenses and disbursements (excluding normal overhead and salary expenses of the Collateral Agent's employees incurred in connection with the normal operation of this Agreement) which may be incurred or made by the Collateral Agent in connection with the performance and enforcement of this Agreement or of any of the Security Documents for which the Collateral Agent is not promptly reimbursed at any time by or on behalf of the Borrower (the Borrower hereby undertaking to effect such reimbursement promptly upon demand by the Collateral Agent), except to the extent such costs, expenses or disbursements arise out of the Collateral Agent's gross negligence or wilful misconduct. The Collateral Agent shall not be obliged to expend its own funds or otherwise incur any financial obligations in connection with this Agreement or any of the Security Documents unless the Collateral Agent is so reimbursed.

3.4 AUTHORITY OF COLLATERAL AGENT TO ACT. The Collateral Agent shall have the right, subject to the provisions of this Agreement, to take such actions as it deems fit or refrain from taking any action, or to give agreements, consents, approvals or instructions to the Borrower on behalf of the Creditors in respect of all matters relating to the enforcement of any of the Security Documents; provided, however, that the Collateral Agent shall not waive a Default, or in respect of any matter relating to the enforcement of any of the Security Documents, make any decision or give any consent which could materially impact the Creditors' interests unless so directed by the Required Creditors in respect thereof. Any directions given by the Required Creditors to the Collateral Agent in respect of matters relating to the enforcement of the applicable Security Documents or otherwise specifically referred to in this Agreement as being governed by a decision of the Required Creditors pursuant to this Agreement shall be binding on all Creditors.

3.5 DISCLAIMER. The Collateral Agent shall not be liable to any Creditor for any error of judgement or for any action taken or omitted by the Collateral Agent or with respect to anything which the Collateral Agent may do or refrain from doing in the reasonable exercise of its own judgement or which may seem to the Collateral Agent to be necessary or desirable in the circumstances, except gross negligence or wilful misconduct. If the Collateral Agent exercises the same care in administering the Security Documents as the Collateral Agent exercises with respect to credit facilities which the Collateral Agent alone makes, the Collateral Agent shall have no further responsibility to the Creditors. In all cases, the Collateral Agent shall be fully protected in acting or refraining from acting under the Security Documents in accordance with the directions of the Required Creditors.

3.6 INDEMNIFICATION. Each Creditor agrees to indemnify the Collateral Agent (to the extent not reimbursed by the Borrower (the Borrower hereby undertaking to effect such reimbursement promptly upon demand by the Collateral Agent)) rateably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses, taxes or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses which the Borrower is obligated to pay) or any action taken or omitted by the Collateral Agent in enforcing any of the terms hereof or preserving any rights hereunder; provided, that no Creditor shall be liable for any of the foregoing to the extent they arise from the Collateral Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Creditor agrees to reimburse the Collateral Agent promptly upon demand for its Pro Rata Share of out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Collateral Agent in connection with the determination or preservation of any rights of the Collateral Agent or the Creditors under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Collateral Agent is not reimbursed for such expenses by the Borrower (the Borrower hereby undertaking to effect such reimbursement promptly upon demand therefore by the Collateral Agent).

3.7 ACKNOWLEDGEMENT OF CREDITORS. Each Creditor acknowledges to the Collateral Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and accordingly each Creditor confirms to the Collateral Agent that it has not relied, and will not hereafter rely on the Collateral Agent (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or in connection with this Agreement (whether or not such information has been or is hereafter circulated to such Creditor by the Collateral Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower. Without limiting any other provision hereof that is protective of the Collateral Agent, each Creditor separately acknowledges that the Collateral Agent, after consultation with certain of the Creditors and Credit Parties, has determined that certain steps necessary and/or desirable to perfect the Liens and/or enforcement rights of the Collateral Agent (as set out in Schedule A) should not be taken, because of time and expense constraints and for other reasons, and that each Creditor has been advised as to the limitations upon the scope of the Collateral Agent's perfected Liens, has been advised as to steps the Collateral Agent has determined should not be taken to perfect the Collateral Agent's Liens and/or enforcement rights, and has independently concluded that the Creditor is willing to proceed with the transactions contemplated by this Agreement notwithstanding the limitations upon the perfection and/or enforcement rights of the Collateral Agent (as set out in Schedule A) as a result of such determinations. In general, each Creditor acknowledges its familiarity with, and agreement to proceed, notwithstanding the fact that: (i) the Collateral Agent has relied upon the Credit Parties to identify inventory and provide valuations of the real and personal properties owned by the Credit Parties, and relevant information regarding such real and personal property, without obtaining independent corroboration or verification of such information provided by the Credit Parties; (ii) the Collateral Agent has relied upon the Credit Parties and counsel to the Credit Parties to identify and provide relevant information with respect to the Credit Parties' ownership rights with respect to, and with respect to prior Liens upon title to, the real and personal properties owned by the Credit Parties without obtaining independent searches of such titles and Liens and without obtaining independent information regarding the relevant information relating to such titles and Liens; (iii) the Collateral Agent has selectively honored the requests of the Credit Parties that the Collateral Agent not expend the resources necessary to perfect Liens upon assets of the Credit Parties represented by the Credit Parties to be of less than material value given the magnitude of the Obligations; (iv) the Collateral Agent has honored the requests of the Credit Parties that certain Affiliates of the Credit Parties not be financially responsible for the Obligations. In particular, each Creditor acknowledges its familiarity with, and agreement to proceed notwithstanding each of the matters set forth on Schedule A attached hereto with respect to such matters.

3.8 DUTY OF COLLATERAL AGENT TO DELIVER DOCUMENTS. The Collateral Agent shall promptly distribute to, or otherwise make available to each Creditor, such documents, papers, materials and other information as are furnished by the Borrower to the Collateral Agent, or by the

Collateral Agent to the Borrower, in each case pursuant to this Agreement or the applicable Security Documents, but shall have no other obligation to provide any Creditor with any credit or other information whatsoever with respect to the Borrower and shall be under no obligation to inquire as to the performance by the Borrower of its obligations hereunder. Distribution of documents, papers, materials and other information may (but need not) be effected by granting to the Creditors electronic access to same.

3.9 NO ASSOCIATION AMONG CREDITORS. Nothing contained in this Agreement and no action taken pursuant to it shall, or shall be deemed to, constitute the Creditors a partnership, association, joint venture or other similar entity.

3.10 SUCCESSOR COLLATERAL AGENT. Subject to the appointment and acceptance of a successor agent as provided in this Section 3.10, the Collateral Agent may resign at any time by giving 30 days' prior written notice thereof to the Creditors and the Borrower and the Collateral Agent may be removed at any time for cause by the Required Creditors in respect thereof. Upon any such resignation or removal, the Required Creditors shall have the right to appoint a successor agent. Any successor agent which may be appointed under this Section
3.10 shall be a Creditor or an Affiliate of a Creditor which has an office in Montreal or Toronto or is a reputable financial institution which has an office in Montreal or Toronto. If no such successor agent shall have been appointed by the Required Creditors and shall have accepted such appointment within 30 days after the retiring agent's giving of notice of resignation or the Required Creditors' removal of the retiring agent, then the retiring agent may, on behalf of the Creditors, appoint a successor agent, which shall be a reputable financial institution having an office in Montreal or Toronto. Upon the acceptance of any appointment as Collateral Agent by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring agent and shall be deemed for the purposes of this Agreement and all Financing Documents to be the Collateral Agent and such retiring agent shall be discharged from its duties and obligations under this Agreement. After any such retiring agent's resignation, removal or replacement hereunder as Collateral Agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Creditors in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as Collateral Agent.

3.11 NO THIRD PARTY RIGHTS ESTABLISHED. No creditor of the Borrower or other Person which is not a party to this Agreement will derive any rights or benefits hereunder.

3.12 WAIVERS AND AMENDMENTS. No party to this Agreement will, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of either party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by either party of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which such party would otherwise have on any future occasion.

3.13 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

3.14 SUCCESSORS AND ASSIGNS. This Agreement and all rights and interests of the Creditors under the Security Documents will enure to the benefit of, and be binding on, the parties hereto and their successors and permitted assigns (as stipulated in the Tranche A Exit Facility Agreement, the Tranche B-Term Loan A Credit Agreement or the Tranche B-Term Loan B Credit Agreement, as applicable); provided, however, that as a condition precedent of any such assignment, the assignee must agree in writing to be bound by and act in accordance with the terms, provisions and intent of this Agreement. The parties hereto agree that any assignment by a Creditor in accordance with this Section 3.14 of any of its rights under this Agreement or any of the Security Documents shall be effective and binding on all the parties hereto and that the assignee of such rights and interests shall thereafter be and be treated as a Creditor hereunder and under the applicable Security Documents for all purposes hereof and thereof and shall, to the extent of the rights and interests assigned to it by the assignor, be entitled to the full benefits and subject to the full obligations of the assignor hereunder and thereunder to the same extent as if the assignee were an original party in respect of the rights and interests assigned to it.

3.15 COUNTERPARTS; BINDING NATURE. This Agreement may be executed in any number of counterparts, all of which will be deemed to be an original and such counterparts taken together will constitute one agreement and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when each party hereto has executed a counterpart and has delivered the same to the Collateral Agent. Delivery of an executed signature page to this Agreement by any party by facsimile transmission shall be as effective as delivery of a manually executed copy of this Agreement by such party.

3.16 FURTHER ASSURANCES. The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof, including all acts, deeds and agreements as may be necessary or desirable for the purpose of enforcement of the Security Documents pursuant to the terms of this Agreement and registering or filing notice of the terms of this Agreement. No party to this Agreement will take any action whereby the pro rata sharing arrangements set out in this Agreement might be impaired or defeated.

3.17 COMMUNICATION. Any communication required or permitted to be given under this Agreement will be in writing and will be effectively made and given if (i) delivered personally, (ii) sent by prepaid courier service, or (iii) sent prepaid by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the relevant party set out opposite such party's name in the execution pages of this Agreement. Any communication so given will be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following Business Day. Any party to this Agreement may from time to time change its respective address or facsimile number for notice by giving notice to the other parties hereto in accordance with the provisions of this Section 3.17.

3.18 QUEBEC SECURITY. For greater certainty, and without limiting the powers of the Administrative Agent or the Collateral Agent, or any other Person acting as an agent or mandatary for such Agents hereunder or under any of the other Financing Documents, the Borrower and the Parent hereby acknowledge that, for purposes of holding any security granted by any Credit Party on property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or any other Credit Party under any bond or other title of indebtedness issued by the Borrower or any other Credit Party, the Collateral Agent shall be the holder of an irrevocable power of attorney (fonde de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) for (i) all present and future Creditors, including any Lender or Person that makes available to the Borrower any Additional Loans and the Issuing Bank (as defined in the Tranche A Exit Facility Agreement) and any Affiliate of the Issuing Bank that issues letters of credit, and (ii) any Affiliate of any Tranche A Lender that may from time to time enter into Swap Agreements with the Borrower and in particular, for all present and future holders of any such bond or other title of indebtedness. Each Creditor, for itself, and in respect of the Tranche A Lenders and the Issuing Bank (as defined in the Tranche A Exit Facility Agreement) and any Affiliate of the Issuing Bank that issues letters of credit, and on behalf of any of its Affiliates that enter into Swap Agreements with the Borrower and any Persons that make available Additional Loans, hereby (i) irrevocably constitutes, to the extent necessary the Collateral Agent as the holder of an irrevocable power of attorney (fonde de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by the Borrower or any other Credit Party on property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or any other Credit Party under any bond or other title of indebtedness issued by the Borrower or any other Credit Party; and (ii) appoints and agrees that the applicable Administrative Agent may act as the bondholder and mandatary with respect to any bond or other title of indebtedness that may be issued by any Credit Party and pledged from time to time for the benefit of the Creditors, (including any Persons that become Tranche A Lenders pursuant to the extension of any Additional Loans), any Affiliates of the Tranche A Lenders that enter into Swap Agreements and the Issuing Bank and any Affiliate of the Issuing Bank that issues letters of credit.

The constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fonde de pouvoir) and the applicable Administrative Agent as bondholder and mandatary with respect to any bond or other title of indebtedness that may be issued by any Credit Party and pledged from time to time for the benefit of the Creditors, the Persons (including any Lenders) that make available Additional Loans, any Affiliates of the Tranche A Lenders that enter into Swap Agreements and the Issuing Bank and any Affiliate of the Issuing Bank that issues letters of credit shall be deemed to have been ratified and confirmed as follows:

            (i) by any assignee of a Creditor or of the Issuing Bank and any Affiliate of the Issuing Bank that issues letters of credit, by the execution of an Assignment and Assumption under the relevant Restated Debt Instruments;

            (ii) by any Person that provides Additional Loans, by the execution of a supplemental agreement to the relevant Restated Debt Instruments; and

            (iii) by any Affiliate of a Tranche A Lender that enters into a Swap
                  Agreement, by the execution of the relevant Swap Agreement.

Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), the Administrative Agent or the Collateral Agent may purchase, acquire and be the holder of any bond or other title of indebtedness issued by the Borrower or any other Credit Party (i.e. the fonde de pouvoir may acquire and hold the first bond issued under any deed of hypothec by the Borrower or any Credit Party). The Borrower and each Credit Party hereby acknowledge that any such bond shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

The Collateral Agent herein appointed as fonde de pouvoir shall have the same rights, powers and immunities as the Agents as stipulated herein, including under this Section 3, which shall apply mutatis mutandis. Without limitation, the provisions of Section 3.10 shall apply mutatis mutandis to the resignation and appointment of a successor Collateral Agent acting as fonde de pouvoir.

3.19 ENTIRE AGREEMENT. This Agreement together with the Lien Priority Agreement contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof, provided, however, that nothing in this Agreement is to be construed as effecting any novation of any of the rights of the Collateral Agent and the Creditors under any of the Security Documents and the security constituted thereby, all such rights being hereby expressly reserved. There are no restrictions, agreements, promises, warranties, covenants or undertakings relating to the subject matter hereof other than those set forth in this Agreement. This Agreement amends and restates the 2003 Intercreditor Agreement in its entirety.

 [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW.]

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                                       S 1

            IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BORROWER                                    PARENT

MICROCELL SOLUTIONS INC.                    MICROCELL TELECOMMUNICATIONS INC.

By: _____________________________           By: _____________________________
Name: Jocelyn Cote                          Name: Jocelyn Cote
Title: Vice-President, Legal Affairs        Title: Vice-President, Legal Affairs
       and Assistant Secretary                     and Assistant Secretary

AGENTS

JPMORGAN CHASE BANK TORONTO
BRANCH, as Administrative Agent under
the Tranche A Exit Facility Agreement, the
Tranche B-Term Loan A Credit Agreement
and the Tranche B-Term Loan B Credit
Agreement, and as Collateral Agent and
Fonde de Pouvoir

By: _____________________________
Name: Christine Chan
Title: Vice-President

TRUSTEES

COMPUTERSHARE TRUST COMPANY               COMPUTERSHARE TRUST COMPANY OF CANADA,
OF CANADA, as trustee for the             as trustee for the holders of the
holders of the First Units                Second Units

By: _____________________________         By: _____________________________

By: _____________________________         By: _____________________________

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                                       S 2

TRANCHE A LENDERS

                                          ADDRESS: (Please complete)

_____________________________________
(Type or print name of Lender)            Street Address: ______________________

                                                          ______________________

By: _________________________________     City:           ______________________
Name: _______________________________     Province/State: ______________________
Title: ______________________________     Postal/Zip Code:______________________

By: _________________________________     Country:        ______________________
Name: _______________________________     Contact:        ______________________
Title:_______________________________     Phone:          ______________________
                                          Fax:            ______________________
                                          E-mail:         ______________________

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                                       S 3

TRANCHE B-TERM LOAN A LENDERS

                                          ADDRESS: (Please complete)

_____________________________________
(Type or print name of Lender)            Street Address: ______________________

                                                          ______________________

By: _________________________________     City:           ______________________
Name: _______________________________     Province/State: ______________________
Title: ______________________________     Postal/Zip Code:______________________

By: _________________________________     Country:        ______________________
Name: _______________________________     Contact:        ______________________
Title:_______________________________     Phone:          ______________________
                                          Fax:            ______________________
                                          E-mail:         ______________________

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                                       S 4

TRANCHE B- TERM LOAN B LENDERS

                                          ADDRESS: (Please complete)

_____________________________________
(Type or print name of Lender)            Street Address: ______________________

                                                          ______________________

By: _________________________________     City:           ______________________
Name: _______________________________     Province/State: ______________________
Title: ______________________________     Postal/Zip Code:______________________

By: _________________________________     Country:        ______________________
Name: _______________________________     Contact:        ______________________
Title:_______________________________     Phone:          ______________________
                                          Fax:            ______________________
                                          E-mail:         ______________________

                                  SCHEDULE "A"

1. Inukshuk Internet Inc. and Telcom Investments Inc. are "Unrestricted Subsidiaries" under the Tranche A Exit Facility Agreement, the Tranche B-Term Loan A Credit Agreement and the Tranche B-Term Loan B Credit Agreement and therefore are not "Credit Parties".

2. The Collateral Agent has not made any real estate filings against any cell sites or any retail locations.

3. The Collateral Agent has not made any real estate filings against any leased premises to the extent that a consent of the relevant landlord is required under the relevant lease, and such consent has not been provided to the Collateral Agent (it being expressly acknowledged that the Collateral Agent is under no duty to seek such consent).

4. See the other security qualifications in the opinion of counsel to the Credit Parties delivered on the date hereof.

                                TABLE OF CONTENTS

                                                                                                                  PAGE
INTRODUCTORY STATEMENTS.........................................................................................    1

ARTICLE 1             INTERPRETATION............................................................................    3

         1.1      Definitions...................................................................................    3

         1.2      Other Usages..................................................................................   11

         1.3      Plural and Singular...........................................................................   11

         1.4      Headings......................................................................................   11

         1.5      Governing Law.................................................................................   11

         1.6      Time of the Essence...........................................................................   11

         1.7      Paramountcy...................................................................................   11

         1.8      No Rights Conferred on Borrower...............................................................   11

         1.9      Currency......................................................................................   11

ARTICLE 2             SUBORDINATIONS; PRO RATA SHARING; ACKNOWLEDGEMENTS........................................   12

         2.1      Subordinations................................................................................   12

         2.2      Mandatory Prepayments.........................................................................   12

         2.3      Permitted Payments............................................................................   18

         2.4      Consent of Creditors..........................................................................   18

         2.5      Pledged Shares................................................................................   18

                  ..............................................................................................   18

ARTICLE 3             THE COLLATERAL AGENT; MISCELLANEOUS.......................................................   18

         3.1      Authorization of Collateral Agent.............................................................   19

         3.2      Reliance on Writings and Legal Advice.........................................................   19

         3.3      Costs and Expenses............................................................................   19

         3.4      Authority of Collateral Agent to Act..........................................................   20

         3.5      Disclaimer....................................................................................   20

         3.6      Indemnification...............................................................................   20

         3.7      Acknowledgement of Creditors..................................................................   21

         3.8      Duty of Collateral Agent to Deliver Documents.................................................   21

         3.9      No Association among Creditors................................................................   22

         3.10     Successor Collateral Agent....................................................................   22

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
         3.11     No Third Party Rights Established.............................................................   22

         3.12     Waivers and Amendments........................................................................   22

         3.13     Severability..................................................................................   22

         3.14     Successors and Assigns........................................................................   23

         3.15     Counterparts; Binding Nature..................................................................   23

         3.16     Further Assurances............................................................................   23

         3.17     Communication.................................................................................   23

         3.18     Quebec Security...............................................................................   24

         3.19     Entire Agreement..............................................................................   25

                                      -ii-